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                                      EXHIBIT 11

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                            Independent Auditor's Consent

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[LETTERHEAD]                           Coopers & Lybrand L.L.P.


                                       a professional services firm




                          CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees and Shareholders of Phoenix-Engemann Funds:


We consent to the incorporation by reference in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of Phoenix-Engemann Funds (formerly Pasadena Investment Trust) (File Nos. 33-1922 and 811-4506) of our report dated February 14, 1997 on our audit of the financial statements and financial highlights of the Phoenix-Engemann Growth Fund (formerly The Pasadena Growth
Fund), the Phoenix-Engemann Nifty Fifty Fund (formerly The Pasadena Nifty Fifty
Fund), the Phoenix-Engemann Balanced Return Fund (formerly The Pasadena Balanced Return Fund), the Phoenix-Engemann Global Growth Fund (formerly The Pasadena Global Growth Fund) and the Phoenix-Engemann Small & Mid-Cap Growth Fund (formerly The Pasadena Small & Mid-Cap Growth Fund) which report is included in the Annual Report to Shareholders for the year ended December 31, 1996 which is incorporated by reference in the Registration Statement. We also consent to the references of our Firm under the captions "Financial Highlights" and "General Information" in the Prospectus.


/s/ Coopers & Lybrand L.L.P.


Los Angeles, California
September 29, 1997






COOPERS & LYBRAND L.L.P., A REGISTERED LIMITED LIABILITY PARTNERSHIP, IS A MEMBER FIRM OF COOPERS & LYBRAND (INTERNATIONAL).